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                                                                    EXHIBIT 32.1

           SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
                          AND CHIEF FINANCIAL OFFICER

     I, Scott Kriens, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Juniper Networks, Inc. on Form 10-Q for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Juniper Networks, Inc.

By:    /s/ Scott Kriens
       ------------------------------------
Name:  Scott Kriens
Title: Chairman and Chief Executive Officer
Date:  November 14, 2003

     I, Marcel Gani, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Juniper Networks, Inc. on Form 10-Q for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Juniper Networks, Inc.

By:    /s/ Marcel Gani
       -------------------------------------
Name:  Marcel Gani
Title: Chief Financial Officer
Date:  November 14, 2003

A signed original of these written statements have been provided to Juniper Networks, Inc. and will be retained by Juniper Networks and furnished to the Securities and Exchange Commission or its staff upon request.